UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2024

TTEC Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11919	84-1291044
(State or other jurisdiction	(Commission file	(IRS Employer
of incorporation)	number)	Identification Number)

6312 S. Fiddler's Green Circle, Suite 100N, Greenwood Village, CO 80111

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 303-397-8100

Not Applicable
(Former name or former address if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock of TTEC Holdings, Inc., $0.01 par value per share	TTEC	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Appointment of Kenneth R. Wagers, III as Chief Financial Officer

On February 12, 2024, TTEC Holdings, Inc. (“TTEC” or the “Company”) announced the appointment of Kenneth “Kenny” R. Wagers, III as Chief Financial Officer of the Company, effective March 1, 2024.

Mr. Wagers, 52, brings to the role over 28 years of financial and operational experience with public and private companies. Prior to joining TTEC, Mr. Wagers, served as chief financial officer of Flexport, a global logistics and freight forwarding business from 2021 to 2023; as chief financial officer of FleetPride, a retailer of parts for heavy-duty trucks and trailers, between 2019 and 2021; and as chief operating officer of XPO Logistics, a global provider of supply chain solutions, between 2018 and 2019. In 2020, Mr. Wagers joined the board of directors of Snap One Holdings Corporation (NASDAQ:SNPO) where he currently serves on the Audit and Risk Management committee, which he chaired between 2020 and 2022. Mr. Wagers holds a BA in Finance and an MBA from Georgia State University.

In connection with his appointment, on February 12, 2024, the Company entered into an Employment Agreement with Mr. Wagers (the “Employment Agreement”), pursuant to which Mr. Wagers will have base salary of $625,000; and will be eligible for (i) an annual cash bonus equal to 100% of his then-current base salary, tied to his and the Company’s annual performance goals; and (ii) an annual equity award equal to $1,800,000 in fair market value of TTEC stock at the time of the grant. Half of Mr. Wagers’ equity grant will be time based with a multi-year (usually four-year) vesting schedule, and the other half will be tied to specific performance targets with a cliff vesting schedule at the end of a three-year performance measurement period, and an opportunity to overperform up to 200%.

Effective March 1, 2024, Mr. Wagers will receive a one-time restricted stock unit grant with a market value of $4,000,000, based on TTEC stock’s fair market value at the time of the grant, vesting in equal installments over a five-year period.

The Employment Agreement also (i) sets forth Mr. Wagers’ right to severance payments and certain benefits upon his termination of employment; and (ii) contains customary non-competition and non-solicitation covenants that apply during his employment and following termination. A copy of the Employment Agreement is attached to this report as Exhibit 10.87 and incorporated herein by reference. The summary of Mr. Wagers terms of employment as set forth above is qualified in its entirety by reference to Exhibit 10.87.

There are no family relationships between Mr. Wagers and any of the Company’s directors or executive officers; and Mr. Wagers is not party to any transaction with the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Francois Bourret resumes his role as Chief Accounting Officer

Effective March 1, 2024, in connection with Mr. Wagers’ appointment as Chief Financial Officer, Francois Bourret will step down as the Company’s interim Chief Financial Officer and will remain with the Company as its Chief Accounting Officer.

Item 7.01 Regulation FD Disclosure.

On February 15, 2024, TTEC Holdings, Inc. issued a press release announcing the appointment of Mr. Kenneth “Kenny” R. Wagers, III as its Chief Financial Officer, effective March 1, 2024. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.   Financial Statements and Exhibits

(d)  Exhibits.

The list of exhibits set forth on the Exhibit Index of this Current Report on Form 8K is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description
10.87	Executive Employment Agreement, dated as of February 12, 2024, by and among TTEC Services Corporation and Kenneth R. Wagers, III
99.1	Press release dated February 15, 2024
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TTEC Holdings, Inc.
(Registrant)

Date: February 15, 2024	By:	/s/ Margaret B. McLean
Margaret B. McLean General Counsel & Chief Risk Officer